Exhibit 99.1
Contact: Bob DeBarr
Micrel, Incorporated
2180 Fortune Drive
San Jose, CA 95131
Phone: (408) 944-0800
Press Release
MICREL REPORTS 2013 THIRD QUARTER
FINANCIAL RESULTS

•	Revenues of $58.2 million, compared to $59.2 million in the prior quarter

•	GAAP net income of $4.0 million, or $0.07 per diluted share compared to a net income of $5.0 million, or $0.09 per diluted share in the prior quarter

•	Non-GAAP net income of $5.2 million, or $0.09 per diluted share compared to Non-GAAP net income of $6.2 million, or $0.10 per diluted share in the prior quarter

•	Gross margin of 50.7%, compared to 52.5% in the prior quarter

•	Re-purchased 855,000 shares of Micrel common stock for a total of $8.5 million

•	Micrel declares quarterly dividend of $0.05 per share

San Jose, CA, October 24, 2013 - Micrel, Incorporated (Nasdaq NM: MCRL), a leading global manufacturer of IC solutions for the worldwide high performance linear and power, LAN and timing and communications markets, today announced financial results for the third quarter ended September 30, 2013.
Third quarter revenues totaled $58.2 million, a decrease of $1.0 million, or 1.7%, from $59.2 million in the second quarter of 2013. Weaknesses in the industrial end market, primarily in China, led to the decline in revenues for the quarter. This decrease was partially offset by a solid sequential increase in revenues from the automotive and mobile end markets.
Third quarter 2013 GAAP net income of $4.0 million, or $0.07 per diluted share, compares to second quarter 2013 GAAP net income of $5.0 million, or $0.09 per diluted share, and GAAP net income of $4.9 million, or $0.08 per diluted share in the same period in 2012. Third quarter 2013 non-GAAP net income of $5.2 million, or $0.09 per diluted share, compares to second quarter 2013 non-GAAP net income of $6.2 million, or $0.10 per diluted share, and non-GAAP net income of $6.0 million, or $0.10 per diluted share, in the same period of 2012. A reconciliation of the GAAP net income to non-GAAP net income is provided in the financial tables at the end of this press release. Non-GAAP results exclude the impact of stock-based compensation expense with the related income tax effects.

Micrel Reports 2013 Third Quarter Financial Results
October 24, 2013

Commenting on the third quarter 2013 results, Micrel’s President and CEO Ray Zinn said, “At the top line, third quarter revenues of $58.2 million indicate a weakness in the industrial end market. This was partially offset by growth in sales in the automotive and mobile end markets, where revenues increased nicely on a sequential basis. While bookings were down from the second quarter, year-to-date our book to bill ratio remains above 1:1, reflecting the solid design win momentum Micrel has experienced over the past year. Although we remain pleased with our operational execution, gross margin declined sequentially in the third quarter to 50.7 percent from 52.5 percent. The lower gross margin in the third quarter resulted from a shift in mix from higher gross margin industrial products to lower gross margin mobile handset products. We remain focused on increasing shareholder value through our stock repurchase program and quarterly dividend payments. During this past quarter, Micrel spent $8.5 million to repurchase nearly 855,000 shares of common stock. The Board also authorized an additional $30.0 million in further stock repurchases and declared a cash dividend of $0.05 for the quarter.”
Outlook
Mr. Zinn continued, “We expect that Micrel’s design win momentum over the past year will result in the Company growing at or above the industry average in 2014. We are particularly excited with respect to the growth potential of our Timing and Communications product group, which was enhanced with the acquisitions of PhaseLink and, most recently, Discera. The integration of both acquisitions is progressing smoothly. These acquisitions include world class timing products that we believe can achieve an annual growth rate of more than 15 percent. We are confident in our ability to apply the technologies that we have acquired through these acquisitions to higher margin communication markets, thus improving our overall gross margins. Our LAN Solutions group is also beginning to generate good traction from our VoIP portfolio both in telephony and embedded applications, while our Linear and Power Solutions group, with its focus on high performance switcher modules, will help the Company diversify from its concentration in low drop out regulators to the higher margin, higher power current switcher market.
“Looking specifically to the fourth quarter, based upon current backlog, inventory levels and demand estimates, Micrel projects fourth quarter 2013 revenue growth will be in the range of 0 percent to +4 percent. In addition, the Company estimates that fourth quarter 2013 GAAP net income will be approximately $0.05 to $0.08 per diluted share,” Mr. Zinn concluded.

Micrel Reports 2013 Third Quarter Financial Results
October 24, 2013

Dividend
The Company announced today that Micrel’s Board of Directors has authorized a quarterly cash dividend of $0.05 per share of common stock. The payment of this dividend will be made on November 22, 2013, to shareholders of record as of November 8, 2013.
Increase in Share Repurchase Plan Authorization
The Company announced today that its Board of Directors has authorized the repurchase of an additional $30.0 million of the Company’s common stock.  This new authorization is in addition to the approximately $6.0 million of the Board of Director’s previous authorization remaining as of September 30, 2013.  The repurchases may occur from time to time in the open market or in privately negotiated transactions; provided that the repurchases are made in accordance with the terms of Rule 10b-18 under the Securities Exchange Act of 1934, as amended.  The timing and amount of any repurchase of shares will be determined by the Company’s management, based on its evaluation of market conditions, cash on hand and other factors.  The authorization will stay in effect until the aggregate authorized amount is expended or the authorization is modified by the Board of Directors.
Conference Call
The Company will host a conference call today, October 24, 2013, at 4:30 p.m. Eastern Time (1:30 p.m. Pacific Time). President and Chief Executive Officer, Raymond Zinn, and Chief Financial Officer, Bob DeBarr, will present an overview of the 2013 third quarter financial results, discuss current business conditions, and then respond to questions.
The call is available, live, to any interested party, on a listen-only basis, by dialing (877) 407-0789. For international callers, please dial (201) 689-8562. A live webcast will also be available at the ‘Investors’ section of Micrel’s website at: www.micrel.com. An audio replay of the conference call will be available for all interested parties through October 31, 2013, by dialing (877) 870-5176 and entering participant code 10000457. For international callers, please dial (858) 384-5517 and enter participant code 10000457. The webcast replay will also be available on the Company’s website.

Micrel Reports 2013 Third Quarter Financial Results
October 24, 2013

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995
This press release includes statements that qualify as forward-looking statements under the Private Securities Litigation Reform Act of 1995. These forward-looking statements include statements about the following topics: integration of acquisitions, anticipated revenue growth and margins of acquired products, utilization and application of acquired technology; our expectations regarding future financial results, including revenues, customer demand and inventories, order lead times, backlog, turns-fill requirements, net income, earnings per share, gross margin, average selling prices, the effect of cost-control efforts, supply chain constraints, channel inventory levels and trends, capacity utilization, development of new products, design wins and customer order patterns, and the nature and extent of macro-economic and industry trends. Forward-looking statements are subject to certain risks and uncertainties that could cause the actual results to differ materially. Those risks and uncertainties include, but are not limited to, such factors as: softness in demand for our products; customer decisions to cancel, rescheduling, or delayed orders for our products; the effect that lead times and channel inventories have on the demand for our products; economic or financial difficulties experienced by our customers; the effect of business conditions in the computing, wireless, telecommunications and industrial markets; the impact of any previous or future acquisitions; challenges involving integration of acquired businesses and utilization of acquired technology, market adoption, revenue growth and margins of acquired products; changes in demand for the Company’s products; the impact of competitive products and pricing and alternative technological advances; the accuracy of estimates used to prepare the Company’s financial statements and forecasts; the global economic situation; the ability of the Company’s vendors and subcontractors to supply or manufacture the Company’s products in a timely manner; the timely and successful development and market acceptance of new products and upgrades to existing products; softness in the economy and the U.S. stock markets as a whole; fluctuations in the market price of Micrel’s common stock and other market conditions; the difficulty of predicting our future cash needs; the nature of other investment opportunities available to the Company from time to time; Micrel’s operating cash flow, and economic and industry projections. For further discussion of these risks and uncertainties, please refer to the documents the Company files with the SEC from time to time, including the Company’s Annual Report on Form 10-K for the year ended December 31, 2012. All forward-looking statements are made as of today, and the Company disclaims any duty to update such statements.

Micrel Reports 2013 Third Quarter Financial Results
October 24, 2013

Non-GAAP Reporting
The Company presents non-GAAP financial measures only because investors and financial analysts use non-GAAP results in their analysis of historical results and projections of the Company’s future operating results. The Company’s management uses non-GAAP measures on a limited basis, primarily for employee performance-based compensation. In order to facilitate the computation of non-GAAP results for the financial analyst community and investors, the Company makes reference to non-GAAP net income and earnings per share. These non-GAAP results exclude the impact of stock-based compensation expense with related income taxes. Micrel references those results to allow a better comparison of results in the current period to those in prior periods and to provide insight to the Company’s on-going operating performance after exclusion of these items. The Company has reconciled such non-GAAP results to the most directly comparable GAAP financial measures in the financial tables at the end of this press release.
Reference to these non-GAAP results should be considered in addition to results that are prepared under current accounting standards, but should not be considered a substitute for results that are presented in accordance with GAAP. It should also be noted that Micrel’s non-GAAP information may be different from the non-GAAP information provided by other companies.
About Micrel
Micrel, Inc. is a leading global manufacturer of IC solutions for the worldwide high-performance linear and power, LAN and timing and communications markets.  The Company's products include advanced mixed-signal, analog and power semiconductors, as well as high-performance communication, clock management, Ethernet switch and physical layer transceiver ICs.  Company customers include leading manufacturers of enterprise, consumer, industrial, mobile, telecommunications, automotive, and computer products.  Corporation headquarters and state-of-the-art wafer fabrication facilities are located in San Jose, CA, with regional sales and support offices and advanced technology design centers situated throughout the Americas, Europe and Asia.  In addition, the Company maintains an extensive network of distributors and reps worldwide.  Web: www.micrel.com.
-Financial Tables to Follow-

Micrel Reports 2013 Third Quarter Financial Results
October 24, 2013

MICREL, INCORPORATED
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended			Nine Months Ended
	September 30,	September 30,	June 30,	September 30,
	2013	2012	2013	2013	2012
Net revenues	$58,169	$62,928	$59,171	$177,073	$187,778
Cost of revenues*	28,698	29,661	28,089	85,440	86,201
Gross profit	29,471	33,267	31,082	91,633	101,577
Operating expenses:
Research and development*	14,055	15,341	13,501	41,327	42,585
Selling, general and administrative*	11,184	11,847	11,433	34,478	35,186
Total operating expenses	25,239	27,188	24,934	75,805	77,771
Income from operations	4,232	6,079	6,148	15,828	23,806
Interest and other income (expense):
Interest income	121	166	126	373	554
Interest expense	—	47	—	—	—
Other income (expense)	(87)	2	(52)	(230)	(121)
Interest and other income (expense), net	34	215	74	143	433
Income before income taxes and noncontrolling interest	4,266	6,294	6,222	15,971	24,239
Provision for income taxes	262	1,402	1,187	1,687	7,409
Net income	4,004	4,892	5,035	14,284	16,830
Less: Net income attributable to noncontrolling interest	—	(9)	—	—	(13)
Net income attributable to Micrel, Incorporated	$4,004	$4,883	$5,035	$14,284	$16,817

Net income per share attributable to Micrel, Incorporated:
Basic	$0.07	$0.08	$0.09	$0.25	$0.28
Diluted	$0.07	$0.08	$0.09	$0.24	$0.28

Shares used in computing per share amounts:
Basic	57,752	59,242	58,303	58,107	60,096
Diluted	58,440	59,889	59,007	58,826	60,774

* Includes amortization of stock-based
compensation as follows:
Cost of revenues	$270	$274	$270	$784	$840
Research and development	704	646	652	2,008	2,203
Selling, general and administrative	789	719	772	2,284	2,287

Micrel Reports 2013 Third Quarter Financial Results
October 24, 2013

MICREL, INCORPORATED
SUPPLEMENTAL RECONCILIATIONS OF GAAP TO NON-GAAP RESULTS
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended			Nine Months Ended
	September 30,	September 30,	June 30,	September 30,
	2013	2012	2013	2013	2012

GAAP net income attributable to Micrel, Incorporated	$4,004	$4,883	$5,035	$14,284	$16,817
Adjustments -
Stock-based compensation included in:
Cost of revenues	270	274	270	784	840
Research and development	704	646	652	2,008	2,203
Selling, general and administrative	789	719	772	2,284	2,287
Tax effect of adjustments to GAAP income	(565)	(558)	(552)	(1,667)	(1,863)
Total adjustments to GAAP net income	1,198	1,081	1,142	3,409	3,467
Non-GAAP net income attributable to Micrel, Incorporated*	$5,202	$5,964	$6,177	$17,693	$20,284

Shares used in computing non-GAAP net income per share attributable to Micrel, Incorporated:
Basic	57,752	59,242	58,303	58,107	60,096
Diluted	58,440	60,177	59,007	58,826	61,060

GAAP net income per share - basic	$0.07	$0.08	$0.09	$0.25	$0.28
Total adjustments to GAAP net income	0.02	0.02	0.02	0.05	0.06
Non-GAAP net income per share - basic	$0.09	$0.10	$0.11	$0.30	$0.34

GAAP net income per share - diluted	$0.07	$0.08	$0.09	$0.24	$0.28
Total adjustments to GAAP net income	0.02	0.02	0.01	0.06	0.05
Non-GAAP net income per share - diluted	$0.09	$0.10	$0.10	$0.30	$0.33

* Non-GAAP results were reached by excluding the stock-based compensation expense with related income tax effects. Non-GAAP results are presented to supplement our GAAP consolidated financial statements to allow a better comparison of results in the current period to those in prior periods and to provide meaningful insight to the Company's on-going operating performance after exclusion of these items.

Micrel Reports 2013 Third Quarter Financial Results
October 24, 2013

MICREL, INCORPORATED
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	September 30,	December 31,
	2013	2012
ASSETS

CURRENT ASSETS:
Cash, cash equivalents and short-term investments	$98,232	$103,630
Restricted cash	1,099	291
Accounts receivable, net	31,894	27,683
Inventories	45,102	42,256
Income taxes receivable	4,367	4,090
Other current assets	1,602	2,355
Deferred income taxes	22,369	19,811
Total current assets	204,665	200,116

LONG-TERM INVESTMENTS	4,212	4,159
PROPERTY, PLANT AND EQUIPMENT, NET	58,764	60,692
DEFERRED INCOME TAXES	697	16
GOODWILL	8,501	6,076
INTANGIBLE ASSETS, NET	11,795	7,906
OTHER ASSETS	1,194	2,489
TOTAL	$289,828	$281,454

LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES:
Accounts payable	$16,075	$21,936
Deferred income on shipments to distributors	32,493	25,768
Other current liabilities	11,742	8,833
Total current liabilities	60,310	56,537

LONG-TERM INCOME TAXES PAYABLE	3,064	2,759
LONG-TERM DEFFERRED INCOME TAXES	1,283	1,054
OTHER LONG-TERM LIABILITIES	55	—

SHAREHOLDERS' EQUITY:
TOTAL SHAREHOLDERS' EQUITY	225,116	221,104
TOTAL	$289,828	$281,454